UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

LogMeIn, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34391	20-1515952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

320 Summer Street Boston, Massachusetts		02210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger with GoTo Business

At 11:59 p.m. eastern time on January 31, 2017 (the “Closing Date”), LogMeIn, Inc. (the “Company”) completed the transactions (the “Transactions”) contemplated by the previously disclosed (i) Agreement and Plan of Merger, dated as of July 26, 2016, by and among the Company, Lithium Merger Sub, Inc., Citrix Systems, Inc. (“Citrix”) and GetGo, Inc. (“GetGo”) (as amended, the “Merger Agreement”), and (ii) Separation and Distribution Agreement by and among Citrix, GetGo and the Company, dated as of July 26, 2016 (the “Separation Agreement”). The completion of the Transactions, including the merger of Lithium Merger Sub, Inc. with and into GetGo, with GetGo surviving the merger as a wholly owned subsidiary of the Company (the “Merger”), resulted in the acquisition by the Company of Citrix’s GoTo family of service offerings (the “GoTo Business”).

Prior to the Merger and pursuant to the Separation Agreement, Citrix transferred the GoTo Business to GetGo and its subsidiaries (the “Separation”) and thereafter distributed all of the outstanding shares of common stock, par value $0.01 per share, of GetGo (the “GetGo Common Stock”), to Citrix stockholders of record as of January 20, 2017 on pro rata basis (the “Distribution”). At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of GetGo Common Stock was automatically converted into the right to receive one share of common stock, par value $0.01 per share, of the Company (the “LMI Common Stock”), together with cash in lieu of any fractional shares. LogMeIn issued 26,868,269 shares of LMI Common Stock in connection with the Merger, with Citrix stockholders receiving 0.1718 shares of LMI Common Stock for each share of common stock, par value $0.01 per share, of Citrix (the “Citrix Common Stock”), held as of January 20, 2017.

In addition, at the Effective Time, all Citrix restricted stock unit awards held by employees of GetGo (other than Citrix performance-based restricted stock units with respect to Citrix’s 2014 through 2016 performance period) were, after giving effect to any applicable accelerated vesting provisions, automatically cancelled and will be substituted with Company restricted stock units. The number of shares of LMI Common Stock subject to each Company restricted stock unit will equal the number of shares of Citrix Common Stock subject to the corresponding Citrix restricted stock unit as of immediately before the Effective Time, multiplied by an adjustment ratio and rounded down to the nearest whole share of LMI Common Stock. The adjustment ratio will equal the quotient obtained by dividing the volume-weighted average per-share trading price of Citrix Common Stock on the five trading days immediately prior to Closing Date by the volume-weighted average per-share trading price of LMI Common Stock on the five trading days immediately following Closing Date. The Company expects to issue approximately 460,000 Company restricted stock units in substitution for outstanding Citrix restricted stock units in connection with the Merger, however the actual number of Company restricted stock units to be issued will be determined after the completion of five trading days following the Closing Date.

Including the estimated 460,000 shares of LMI Common Stock to be issued following the Merger as Company restricted stock units as described above, as of immediately following the Effective Time, Citrix equityholders owned approximately 50.1% of LMI Common Stock on a fully diluted basis. Based on the closing stock price of LMI Common Stock of $108.10 on January 31, 2017 as reported by the NASDAQ Global Select Market, the total value of the shares of LMI Common Stock being issued to Citrix equityholders in the Merger is approximately $3.0 billion.

As previously disclosed, approval by the California Public Utilities Commission (“CPUC”) for the transfer of control of GetGo Communications LLC and Grasshopper Group, LLC (together, the “Regulated Subsidiaries”), which provide intrastate telecommunications services to GetGo in California, was delayed. Approval by the CPUC for the transfer of control of the Regulated Subsidiaries was necessary to satisfy a closing condition to the Merger Agreement. In light of the delay, the Company and Citrix agreed to waive the closing condition and further agreed to preserve Citrix’s control of the Regulated Subsidiaries pending the CPUC’s approval of the transfer of control of those entities. The Regulated Subsidiaries continue to provide intrastate telecommunications services to GetGo in California, and the Company will automatically acquire control of the Regulated Subsidiaries upon receipt of approval from the CPUC. As previously disclosed, approval by the Hawaii Public Utilities Commission for the transfer of control of Grasshopper Group, LLC, which also provides intrastate telecommunications services to GetGo in Hawaii, was also delayed but was ultimately obtained prior to the Closing Date.

The foregoing description of the Transactions does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Merger Agreement, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to the Company’s Current Report on Form 8-K/A on July 28, 2016, as amended by Amendment No. 1, which was filed with the SEC as Exhibit 2.7 to the Company’s Amendment No. 3 to Registration Statement on Form S-4 on December 13, 2016, (ii) the Separation Agreement, which was filed with the SEC as Exhibit 2.2 to the Company’s Current Report on Form 8-K/A on July 28, 2016, and (iii) the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2017, each of which is incorporated herein by reference.

In connection with the consummation of the Transactions, the Company, Citrix and GetGo also entered into certain other agreements, which are summarized below.

Employee Matters Agreement

At the Effective Time, Citrix, GetGo and the Company entered into an Employee Matters Agreement (the “Employee Matters Agreement”) governing the allocation among them of certain assets, liabilities and responsibilities relating to employees, including compensation and benefit plans and programs.

Subject to certain exceptions and excluding certain agreed upon employees, prior to the Distribution, Citrix and GetGo caused the employment of the Citrix employees who perform services primarily related to the GoTo Business to be transferred to GetGo or an entity that would be a GetGo subsidiary following the Distribution (individually, a “GetGo Group Member,” or collectively, the “GetGo Group”), in the applicable jurisdiction.

Generally, Citrix retained all obligations and liabilities with respect to (a) employees employed by a GetGo Group Member as of the Distribution and certain Citrix employees on disability leave as of the Distribution who will later become employed by a GetGo Group Member, (collectively, the “GetGo Employees”) and (b) current and former Citrix employees, in each case that were incurred prior to or on the date of the Distribution, other than liabilities relating to GetGo Employees that transfer to the GetGo Group by operation of law. The GetGo Group assumed or retained all obligations and liabilities with respect to GetGo Employees that are incurred following the date of the Distribution or that transfer to GetGo by operation of law.

Following the date of the Distribution, GetGo Employees ceased to participate in the health and welfare benefit plans sponsored by Citrix and its subsidiaries. Instead, GetGo Employees are now entitled to participate in health and welfare benefit plans maintained by the Company or the GetGo Group that correspond with and are substantially similar to the Citrix benefit plans in which the GetGo Employees participated prior to the Distribution or in which similarly situated Company employees participate.

Citrix is responsible for severance and termination benefit costs incurred in connection with the transfer of GetGo Employees’ employment to the GetGo Group or terminations of employment occurring prior to the Distribution and in connection with Citrix’s internal reorganization (unless the termination was requested by the Company) and the Company and the GetGo Group are responsible for severance and termination benefit costs incurred in connection with the termination of GetGo Employees prior to the Distribution at the request of the Company, or following the Distribution. GetGo Employees who incur a termination of service within the twelve-month period following the Distribution will be entitled to receive severance payments and benefits that are the same as the severance payments and benefits provided to similarly situated employees of the Company.

Citrix is required to cause the account balance of each GetGo Employee under Citrix’s 401(k) plan to become fully vested as of the Distribution. In addition, Citrix is required to cause its 401(k) plan to permit the rollover of account balances, including loans, to the Company’s 401(k) plan to the extent permitted by law and to cause any outstanding loans of GetGo Employees under its 401(k) plan to remain outstanding and not go into default until the first to occur of the end of the first full calendar quarter following the Distribution or the earlier rollover of the applicable account to the Company’s 401(k) plan.

Prior to the Distribution, the Company established or designated dependent care and medical care flexible spending account benefit plans for GetGo Employees. The account balances and contribution elections of GetGo Employees under Citrix’s flexible spending account benefit plans transferred to the Company’s flexible spending account benefit plans, and the Company’s flexible spending account benefit plans assumed responsibility for outstanding claims under Citrix’s flexible spending account benefit plans attributable to GetGo Employees for the year in which the Distribution occurred. Following the Distribution, Citrix is required to transfer to GetGo the contributions made by GetGo Employees to Citrix’s flexible spending account benefit plans for the plan year in which the Distribution occurred, reduced by the amount of the total claims paid by Citrix’s flexible spending account benefit plans for GetGo Employees for the plan year.

Upon the Distribution, GetGo Employees ceased to participate in any cash bonus plan maintained by Citrix, and Citrix is required to pay the GetGo Employees a prorated cash bonus based on target performance levels. GetGo Employees also ceased to participate in any Citrix sales plans as of the Distribution. Citrix is required to pay to the GetGo Employees their sales commissions under the Citrix sales plans for any transactions that closed prior to the Distribution, to the extent such employee would have been eligible to receive such commissions pursuant to the terms of the applicable sales plan if the Distribution had not occurred.

All Citrix stock options held by GetGo Employees prior to the Effective Time remain outstanding following the Effective Time as options to purchase Citrix Common Stock in accordance with and subject to the terms of the applicable options. In addition, all Citrix performance-based restricted stock units held by GetGo Employees prior to the Effective Time with respect to Citrix’s 2014 through 2016 performance period remain outstanding following the Effective Time and continue to constitute the right to earn shares of Citrix Common Stock based on the actual performance of Citrix during the 2014 through 2016 performance period in accordance with the terms of the applicable awards, except that the Merger and the related transactions do not constitute a termination of employment for purposes of the Citrix performance-based restricted stock units. All other outstanding Citrix restricted stock units held by GetGo Employees prior to the Effective Time were cancelled and substituted for Company restricted stock units as described above.

Citrix restricted stock units that were subject to performance-based vesting conditions (other than Citrix performance-based restricted stock units with respect to the 2014 through 2016 performance period) were adjusted by Citrix based on an interim performance assessment as if the applicable performance period ended on the day immediately prior to the Effective Time and were prorated based on the portion of the performance period which had then elapsed, rounded down to the nearest whole share. Company restricted stock units issued in substitution for these Citrix performance-based restricted stock units have substantially the same terms and conditions as applied to the corresponding Citrix performance-based restricted stock units, as adjusted, immediately before the Effective Time except that the Company restricted stock units are not subject to performance-based vesting conditions and instead are subject to cliff vesting on the final day of the applicable performance period. Company restricted stock units issued in substitution for Citrix restricted stock units that were subject to time-based vesting conditions immediately before the Effective Time have substantially the same terms and conditions as applied to the corresponding Citrix restricted stock units immediately before the Effective Time.

GetGo Employees ceased to participate in the Citrix employee stock purchase plan as of the Distribution and were entitled to receive from Citrix a lump sum payment for their payroll deductions not previously used to purchase Citrix Common Stock under the plan.

The applicable GetGo Group Member assumed and credited GetGo Employees with unused vacation and personal and sick days accrued prior to the Distribution unless payment of such accrued days was required by law to be made in connection with the Distribution (in which case Citrix was required to make such payment as of or prior to the Distribution).

The foregoing description of the Employee Matters Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employee Matters Agreement filed herewith as Exhibit 2.1 and incorporated herein by reference.

Intellectual Property License Agreement

At the Effective Time, Citrix, the Company and GetGo entered into an Intellectual Property License Agreement (the “IP License Agreement”) that provides GetGo Group Members a non-exclusive, limited license to certain intellectual property and technology that was not exclusively used in connection with the GoTo Business and therefore not transferred to GetGo in connection with the Separation, as well as improvements to that intellectual property and technology, and a non-exclusive license under certain of Citrix’s patents. In addition, GetGo granted Citrix a non-exclusive, limited license to certain intellectual property and technology which was transferred to GetGo in connection with the Separation, as well as improvements to that intellectual property and technology.

GetGo and its subsidiaries have a limited, worldwide, royalty-free, fully paid-up, non-exclusive license in, to and under Citrix’s “ShareConnect” software, and to patents that cover any improvements made by Citrix or its affiliates to the ShareConnect software to use, make, have made, sell, have sold, import, reproduce, make improvements of, prepare derivative works from, use and modify source code, distribute copies, publicly perform, or publicly display and otherwise exploit the same solely in connection with the GoToMyPC service, as GoToMyPC existed at the Effective Time and including extensions, upgrades and evolutions thereof.

GetGo and its subsidiaries have a limited, worldwide, royalty-free, fully paid-up, nonexclusive license in to and under Citrix’s “Recapit” software, and to patents that cover any improvements made by Citrix or its affiliates to the Recapit software to use, make, have made, sell, have sold, import, reproduce, make improvements of, prepare derivative works from, use and modify source code, distribute copies, publicly perform, or publicly display and otherwise exploit the same in connection with the products and services of GetGo as they existed at the Effective Time and including extensions, upgrades and evolutions thereof, but not as a stand-alone product or service.

GetGo and its subsidiaries have a limited, worldwide, royalty-free, fully paid-up, non-exclusive license in, to and under three categories of patents: (i) patents owned by Citrix or its subsidiaries as of the closing of the Transactions having one or more valid and enforceable claims that would be infringed by the products and services of the GoTo Business in the absence of the license as of the closing of the Transactions; (ii) patents that cover any improvements made by Citrix or its affiliates to the intellectual property licensed to GetGo by Citrix under the IP License Agreement; and (iii) patents issuing from, and national or international counterparts to, including any divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions and extensions of, any of the patents described in the first two categories. The license includes the rights to use, develop, make, have made, sell, have sold, offer for sale and import products or services of GetGo and its subsidiaries and extensions, upgrades and evolutions thereof, though solely to the extent that such products and services would infringe a valid and enforceable claim of any of the licensed patents.

The IP License Agreement also includes a license to any intellectual property that should have been assigned, transferred or licensed to GetGo in connection with the Transactions, but which by oversight or omission was not. Specifically, the IP License Agreement provides GetGo with a limited, worldwide, royalty-free, fully paid-up, non-exclusive license in, to and under any such omitted intellectual property (other than trademarks) which was required to be assigned and transferred to GetGo and its Subsidiaries but which was not so assigned and transferred, or which was used in the GoTo Business as of the closing of the Transactions and not licensed to GetGo and its subsidiaries pursuant to the IP License Agreement. The license granted is to use such intellectual property in connection with GetGo’s business, including GetGo’s products and services as of the closing of the Transactions, together with extensions, upgrades and evolutions thereof, and includes the rights to make, have made, use, sell, have sold, offer for sale, and import any such products or services, and reproduce, make improvements of, prepare derivative works from, use and modify source code, distribute copies, publicly perform, or publicly display and otherwise exploit such intellectual property in connection with GetGo’s products and services. The term of the license commences with respect to any item of omitted intellectual property automatically and immediately prior to the earlier of such time as (1) either Citrix or GetGo becomes aware of and notifies the other in writing of such intellectual property, or (2) Citrix or a subsidiary that Citrix controls no longer exclusively owns and controls such intellectual property.

Citrix and its subsidiaries have a limited, worldwide, royalty-free and fully paid-up, non-exclusive license in, to and under GetGo’s “GoToMyPC” software, and to patents that cover any improvements made by GetGo or its affiliates to “GoToMyPC” software, to use, make, have made, sell, have sold, import, reproduce, make improvements of, prepare derivative works from, use and modify source code, distribute copies, publicly perform, or publicly display and otherwise exploit the same in connection with Citrix’s ShareConnect software, as ShareConnect exists as of the closing of the Transactions, including extensions, upgrades and evolutions thereof. However, for three years following the closing of the Transactions, Citrix and its subsidiaries have agreed not to sell, license, distribute, commercialize or otherwise make ShareConnect freely or commercially available as a stand-alone product or service.

Citrix has a limited, worldwide, royalty-free and fully paid-up, non-exclusive license in, to and under GetGo’s “Unicast,” “Screencast” and “Concierge” software, and to patents that cover any improvements made by GetGo or its affiliates to such software, to use, make, have made, sell, have sold, import, reproduce, make improvements of, prepare derivative works from, use and modify source code, distribute copies, publicly perform, or publicly display and otherwise exploit the same in connection with the products and services of Citrix and its subsidiaries and extensions, upgrades and evolutions thereof, but not as a stand-alone product or service.

Citrix has a limited, worldwide, royalty-free and fully paid-up, non-exclusive license in, to and under GetGo’s codec software (the “Codec”) to use and make improvements to that software in connection with the products and services of Citrix. However, the license is limited to those products and services of Citrix into which the Codec software is incorporated as of the closing of the Transactions, as such products and services exist as of the closing of the Transactions (though including extensions, upgrades and evolutions thereof). In addition, Citrix and GetGo have entered into a support agreement pursuant to which GetGo agreed to assist Citrix with bug fixes, troubleshooting and other technical support with respect to GetGo’s Codec software.

Citrix and its subsidiaries have a limited, worldwide, royalty-free, fully paid-up, non-exclusive license in, to and under three categories of patents: (i) patents owned by GetGo or its subsidiaries as of the closing of the Transactions, including the patents included in the assets transferred to GetGo and any patents filed in GetGo’s name through the closing of the Transactions; (ii) patents that cover any improvements made by GetGo or its affiliates to the intellectual property licensed to Citrix by GetGo under the IP License Agreement; and (iii) patents issuing from, and national or international counterparts to, including any divisionals, continuations, continuations-in-part, reissues, reexaminations, substitutions and extensions of, any of the patents described in the first two categories. The license includes the rights to use, develop, make, have made, sell, have sold, offer for sale and import products or services of GetGo and its subsidiaries and extensions, upgrades and evolutions thereof, though solely to the extent that such products and services would infringe a valid and enforceable claim of any of the licensed patents.

The IP License Agreement includes a restriction on Citrix’s use of the intellectual property licensed from GetGo to Citrix with regards to certain competitive business activities that are set forth in the Merger Agreement. The restriction commences upon the Effective Time and continues with respect to each item of intellectual property licensed by GetGo to Citrix until GetGo or a subsidiary that it controls no longer exclusively owns or controls such item of intellectual property.

The term of the IP License Agreement is different for each type of licensed intellectual property. First, for each patent included in the licensed intellectual property, the term lasts with respect to such patent until it no longer has a valid and enforceable claim licensed to the applicable licensee. Second, for each copyright, the term lasts until such copyright expires or enters into the public domain. Lastly, for all other intellectual property, the term is perpetual.

The IP License Agreement addresses additional obligations of Citrix and GetGo relating to assignments, specific performance, confidentiality, prosecution, maintenance and enforcement of intellectual property, and compliance with laws.

The foregoing description of the IP License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the IP License Agreement filed herewith as Exhibit 2.2 and incorporated herein by reference.

Transition Services Agreement

At the Effective Time, the Company and certain GetGo Group Members entered into a Transition Services Agreement with Citrix and certain of its subsidiaries (the “Transition Services Agreement”), pursuant to which each party will provide to the other party certain services on a transitional basis following the completion of the Transactions to facilitate the Separation and the transition of the GoTo Business to the Company. Among other services, the transition services generally relate to information technology and security operations, facilities, human resources support and accounting and finance support.

Each party will provide the transition services in a commercially reasonable manner in accordance with the standards, specifications, service levels and acceptance criteria, if any, set forth in the services schedule. The transition services will be provided at the same level of service, with the same degree of care, with response times and in a manner as would reasonably and ordinarily be expected from a person complying with law engaged in the same type of undertaking under the same or similar circumstances and conditions, unless a higher standard is required by the schedules to the Transition Services Agreement.

The term of the transition services will vary by service. A recipient of services may request that the term of the services be extended and the party providing that service may agree to extend the term of such services in its sole discretion. The fees payable for any extended service will be 110% of the fees payable for that service immediately prior to the extension.

Each recipient of services may terminate any service, in whole or in part, on written notice to the other party delivered no later than thirty (30) days prior to the service termination date specified in the schedule to the Transition Services Agreement. In the event of an early termination, the fees payable by the recipient will be reduced to reflect the terminated service or portion thereof. In addition, either party is able to terminate all, but not less than all, of the transition services in the affected line of services, or all of the transition services in their entirety, if the other party materially breaches its obligations under the agreement and does not cure that breach within thirty (30) days after receiving written notice of the breach. Either party may also terminate the agreement upon thirty (30) days’ notice if the other is declared insolvent or bankrupt or makes an assignment for the benefit of creditors, or a receiver is appointed or any proceeding is demanded by, for or against the other party under any provision of the federal bankruptcy laws.

Generally, each recipient of services will pay fees for each service it receives, which fees are specified on a schedule to the Transition Services Agreement. During the first six months after the Effective Time, the fees will be equal to the actual direct cost to provide the services, plus 5% and thereafter will be equal to the actual direct cost to provide the services, plus 10%. The fees for additional services during the first six months after the Effective Time will be equal to the actual direct cost to provide the additional services, plus 5% and thereafter are equal to the actual direct costs plus 10%. GetGo and Citrix agreed to share equally the costs and expenses incurred in connection with certain startup costs for providing the services.

Citrix and GetGo agreed to indemnify each other and its affiliates from any and all damages arising or resulting from the indemnifying party’s fraud, gross negligence or intentional misconduct in performing its obligations under the Transition Services Agreement. Except for breaches of confidentiality and for a party’s fraud, gross negligence or willful misconduct, (i) neither party has any liability for any indirect, incidental, consequential or similar damages under the Transition Services Agreement, and (ii) each party’s liability for direct damages under the Transition Services Agreement will not exceed the amount of fees paid and payable to it by the other party during the six-month period following the effective date of the Transition Services Agreement.

The foregoing description of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Transition Services Agreement filed herewith as Exhibit 2.3 and incorporated herein by reference.

Cooperation Agreement

In connection with the election of Jesse A. Cohn to the Company’s Board of Directors (the “Board”), the Company and Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors Inc. (collectively, “Elliott Management”) entered into a letter agreement, dated as of January 31, 2017 (the “Cooperation Agreement”), which became effective at the Effective Time upon Mr. Cohn’s election to the Board. Under the Cooperation Agreement, Elliott Management has agreed to vote, or cause to be voted, all shares of LMI Common Stock owned by Elliott Management or its controlled or controlling affiliates at the 2017 Annual Meeting, and at any subsequent annual meeting of the Company’s stockholders at which Mr. Cohn has been nominated by the Board for re-election as a director or continues to serve as a director in a class whose term will not expire at such meeting, in favor of the directors nominated by the Board and otherwise in accordance with the recommendation of the Board on any proposals other than a proposal on any tender offer, merger, business combination, recapitalization, restructuring, liquidation, dissolution or extraordinary transaction involving the Company (an “Extraordinary Transaction”).

In addition, Elliott Management agreed to certain standstill restrictions until the first anniversary of the date of the Cooperation Agreement, provided that if Mr. Cohn remains a director on such date, the standstill restrictions will continue until the earlier of the date that the Board fails to re-nominate Mr. Cohn as a director for election at an annual meeting of the Company’s stockholders at which Mr. Cohn’s term of office expires or the date that Mr. Cohn resigns as a director. These standstill restrictions include not (i) engaging in any solicitation of proxies or consents with respect to the election or removal of directors; (ii) forming or joining a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to LMI Common Stock and other voting securities of the Company; (iii) beneficially owning more than 9.9% of the voting power of, or economic exposure to, the LMI Common Stock; (iv) making or participating in any Extraordinary Transaction; (v) seeking, alone or in concert with others, representation on the Board or the removal of any member of the Board, except as provided in the Cooperation Agreement; or (vi) making any stockholder proposal. The standstill restrictions terminate automatically upon certain events, including (a) the announcement by the Company of a definitive agreement with respect to an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the LMI Common Stock, or (b) the commencement of any tender or exchange offer that, if consummated, would constitute an Extraordinary Transaction that would result in the acquisition by any person or group of more than 50% of the then-outstanding LMI Common Stock, the Company files a Schedule 14D-9 (or any amendment thereto) that does not recommend that the Company’s stockholders reject such tender or exchange offer.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Cooperation Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Credit Agreement

On February 1, 2017, the Company entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) by and between the Company and a syndicate of banks (the “Lenders”) for which JPMorgan Chase Bank, N.A. acted as Administrative Agent and J.P. Morgan Chase Bank N.A., Wells Fargo Securities, LLC, and RBC Capital Markets acted as Joint Bookrunners, Lead Arrangers, and Syndication Agents. The Credit Agreement amends and restates the Company’s existing credit agreement with the Lenders dated as of February 18, 2015, as amended on January 22, 2016 to, among other things:

•	increase the Company’s secured revolving credit facility from $150 million to $400 million in the aggregate (the “Revolving Facility”). The Credit Agreement also permits the Company to increase the Revolving Facility and/or enter into one or more tranches of term loans up to an additional $200 million subject to further commitment from the Lenders or additional lenders;

•	include Australian Dollars as a currency available for borrowing under the Revolving Facility;

•	extend the maturity date of the Revolving Facility to February 1, 2022, meaning that revolving loans under the Revolving Facility may be borrowed, re-paid and re-borrowed until February 1, 2022, at which time all amounts outstanding must be repaid;

•	adjust interest rates such that interest rates for U.S. Dollar loans under the Revolving Facility are determined, at the option of the Company, by reference to a Eurodollar rate or a base rate, ranging from 1.25% to 2.00% above the Eurodollar rate for Eurodollar-based borrowings or from 0.250% to 1.00% above the defined base rate for base rate borrowings, in each case based upon the Company’s total leverage ratio. Interest rates for loans in currencies other than U.S. Dollars will range from 1.25% to 2.00% above the respective London interbank offered interest rates for those currencies, also based on the Company’s total leverage ratio;

•	eliminate the financial covenant with respect to capital expenditures and require the Company to maintain a maximum consolidated senior secured leverage ratio, a maximum consolidated total leverage ratio, and a minimum consolidated fixed charge coverage ratio, each as further defined in the Credit Agreement;

•	remove LogMeIn Ireland Holding Company Limited (“LogMeIn Ireland”) as a named borrower under the facility, and remove any material subsidiaries of LogMeIn Ireland as guarantors of the Revolving Facility; and

•	adjust the quarterly commitment fee on the undrawn portion of the Revolving Facility such that it ranges from 0.150% to 0.30% per annum, based upon the Company’s total leverage ratio.

The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company and its subsidiaries’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, change the nature of its business, make investments and acquisitions, pay dividends or make distributions, or enter into certain transactions with affiliates, in each case subject to customary and other exceptions for a credit facility of this size and type, each as further described in the Credit Agreement.

The Credit Agreement also contains events of default including, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement. Under certain circumstances, a default interest rate will apply on all unpaid and overdue amounts (including principal, interest and fees) under the Credit Agreement at a per annum rate equal to 2.00% above the applicable interest rate or 2.00% above the defined base rate.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Credit Agreement filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 of this Current Report on Form 8-K above with respect to the consummation of the Transactions is incorporated by reference into this Item 2.01. The description of the Transactions in Item 1.01 of this Current Report on Form 8-K above does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Merger Agreement, which was filed with the SEC as Exhibit 2.1 to the Company’s Current Report on Form 8-K/A on July 28, 2016, as amended by Amendment No. 1, which was filed with the SEC as Exhibit 2.7 to the Company’s Amendment No. 3 to Registration Statement on Form S-4 on December 13, 2016, and (ii) the Separation Agreement, which was filed with the SEC as Exhibit 2.2 to the Company’s Current Report on Form 8-K/A on July 28, 2016, each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K above with respect to entering into the Credit Agreement is incorporated by reference into this Item 2.03. The description of the Credit Agreement in Item 1.01 of this Current Report on Form 8-K above does not purport to be complete and is qualified in its entirety by reference to the full text of Credit Agreement filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors; Election of Directors

As previously disclosed, the composition of the Board and its committees changed at the Effective Time. In accordance with the Merger Agreement, the size of the Board consists of nine directors, including five directors who were serving on the Board prior to the closing of the Merger and four individuals designated by Citrix and satisfactory to the Company. The Board consists of three classes – Class I, Class II and Class III.

Effective as of the closing of the Merger, each of Steven G. Chambers (who was a director serving in Class III), Gregory W. Hughes (who was a director serving in Class I) and Marilyn Matz (who was a director serving in Class I) resigned from the Board. In addition, each of Steven J. Benson and Michael J. Christenson (both of whom were directors serving in Class II) resigned from the Board and were elected to the Board in a different class. The four individuals designed by Citrix pursuant to the Merger Agreement, Robert M. Calderoni, Jesse A. Cohn, David J. Henshall and Peter J. Sacripanti, were elected to fill vacancies on the Board, also effective as of the closing of the Merger. An Operating Committee of the Board was established and directors were appointed to the Operating Committee and the Company’s other standing committees, effective upon the closing of the Merger.

Immediately following the closing of the Merger, the composition of the Board and its committees was as follows:

Director Name	Director Class	Term Expires	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Operating Committee

Michael K. Simon*	Class III	2018

Steven J. Benson	Class I	2019

Robert M. Calderoni	Class I	2019

Michael J. Christenson	Class I	2019

Jesse A. Cohn	Class III	2018

Edwin J. Gillis◆	Class III	2018

David J. Henshall	Class II	2017

Peter J. Sacripanti	Class II	2017

William R. Wagner	Class II	2017

* = Chairman of the Board ◆= Lead Independent Director = Committee Chair  = Committee member

The descriptions of the Board following the Effective Time and related matters contained in the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2017 are incorporated herein by reference.

Compensatory Arrangements of Certain Officers

Unrelated to the closing of the Merger and its related Transactions, on January 26, 2017, the Board approved the performance-based cash incentive bonuses earned by the Company’s executive officers in fiscal 2016, as calculated by the Board’s Compensation Committee (the “Committee”). The Company’s executive officers are entitled to participate in the Company’s annual cash incentive bonus program. Annual cash incentive bonuses are intended to compensate for the achievement of Company strategic, operational and financial goals and/or individual performance objectives. Amounts payable are discretionary and are typically calculated as a percentage of the applicable executive officer’s base salary, with higher ranked executives typically being compensated at a higher percentage of base salary. At the beginning of each fiscal year, the Committee establishes a target performance level for the Company based on the Company’s satisfaction of certain performance metrics which are set in advance by the Committee. Typically, these cash incentive bonuses are paid after the completion of the applicable fiscal year, based on the Company’s actual performance versus the established performance metrics. In the event that the Company’s actual performance exceeds or falls short of the target performance level, bonus amounts are increased or decreased accordingly.

The following table sets forth the actual performance-based cash incentive bonuses earned by the Company’s executive officers in fiscal 2016, which were calculated by the Committee and approved by the Board on January 26, 2017:

Name of Executive Officer and Title:	Actual 2016 Cash Incentive Bonus Earned[1]
William R. Wagner President & Chief Executive Officer	$424,743
Edward K. Herdiech Chief Financial Officer	$125,346
Lawrence M. D’Angelo SVP, Sales	$307,026	[2]
W. Sean Ford Chief Marketing Officer	$155,739
Michael J. Donahue Senior Vice President & General Counsel	$113,265
Matthew P. Kaplan Chief Product Officer	$105,714

1.	Amounts reported in this column represent performance-based cash incentive bonuses earned in fiscal 2016 and paid to executives under the Company’s annual cash incentive bonus plan.
2.	As the Company’s SVP of Sales, Mr. D’Angelo’s cash incentive bonus is commission-based and tied to the Company’s achievement of certain Board-specified sales goals.

Item 8.01.	Other Events.

On February 1, 2017, the Company issued a press release announcing the consummation of the Transactions, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

2.1	Employee Matters Agreement, dated as of January 31, 2017, by and among LogMeIn, Inc., Citrix Systems, Inc. and GetGo, Inc.*

2.2	Intellectual Property License Agreement, dated as of January 31, 2017, by and among LogMeIn, Inc., Citrix Systems, Inc. and GetGo, Inc.*

2.3	Transition Services Agreement, dated as of January 31, 2017, by and among LogMeIn, Inc., Citrix Systems, Inc. and GetGo, Inc.*

10.1	Cooperation Agreement, dated as of January 31, 2017, by and among LogMeIn, Inc., Elliott Associates, L.P., Elliott International, L.P. and Elliot International Capital Advisors Inc.

10.2	Amended and Restated Credit Agreement, dated as of February 1, 2017, by and among LogMeIn, Inc., each of the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Chase Bank N.A., Wells Fargo Securities, LLC, and RBC Capital Markets, as Joint Bookrunners, Lead Arrangers, and Syndication Agents.

99.1	Press release entitled “LogMeIn Completes Merger with Citrix’s GoTo Business,” issued by the Company on February 1, 2017.
*	Exhibits, annexes and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

A list of the exhibits, annexes and schedules to the Employee Matters Agreement follows:

•	Exhibit A: Additional Company-Specific Agreements

A list of the exhibits, annexes and schedules to the Intellectual Property License Agreement follows:

•	Schedule A: Certain Definitions

•	Schedule B: Citrix Licensed IP

•	Schedule C: SpinCo Licensed IP

•	Schedule D: SpinCo Codec

A list of the exhibits, annexes and schedules to the Transition Services Agreement follows:

•	Schedule I: Services To be Provided by Citrix to SpinCo

•	Schedule II: Services To be Provided by SpinCo to Citrix

•	Schedule 2.9: Subcontractors

•	Exhibit A: Citrix Group Members

•	Exhibit B: SpinCo Group Members

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this filing constitutes “forward-looking statements” concerning the Company, Citrix, GetGo, the Transactions and other matters, including statements with respect to the anticipated effects of the Merger. These forward-looking statements are based on the current expectations, beliefs and assumptions of the management of the Company, Citrix and GetGo, and there can be no assurance that future developments affecting the parties will be those that the parties anticipate.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, (2) failure to realize the estimated synergies or growth from the proposed transactions or that such benefits may take longer to realize than expected, (3) risks related to unanticipated costs of integration of GetGo by the Company, (4) adverse trends in economic conditions generally or in the industries in which the Company and Citrix operate, (5) the Company’s ability to compete effectively and successfully and to add new products and services, (6) the Company’s ability to successfully manage and integrate acquisitions, (7) the ability to attract new customers and retain existing customers in the manner anticipated, (8) unanticipated changes relating to competitive factors in the parties’ industries, and (9) the business interruptions in connection with the Company’s technology systems. Discussions of additional risks and uncertainties are contained in the Company’s, Citrix’s and GetGo’s filings with the SEC. None of the Company Citrix or GetGo is under any obligation, and each expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC.

Date: February 1, 2017	By:	/s/ Michael J. Donahue
	Name:	Michael J. Donahue
	Title:	Senior Vice President, General Counsel and Secretary

LOGMEIN, INC.

Exhibit Index

Exhibit Number	Description of Exhibit

2.1	Employee Matters Agreement, dated as of January 31, 2017, by and among LogMeIn, Inc., Citrix Systems, Inc. and GetGo, Inc.*

2.2	Intellectual Property License Agreement, dated as of January 31, 2017, by and among LogMeIn, Inc., Citrix Systems, Inc. and GetGo, Inc.*

2.3	Transition Services Agreement, dated as of January 31, 2017, by and among LogMeIn, Inc., Citrix Systems, Inc. and GetGo, Inc.*

10.1	Cooperation Agreement, dated as of January 31, 2017, by and among LogMeIn, Inc., Elliott Associates, L.P., Elliott International, L.P. and Elliot International Capital Advisors Inc.

10.2	Amended and Restated Credit Agreement, dated as of February 1, 2017, by and among LogMeIn, Inc., each of the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Chase Bank N.A., Wells Fargo Securities, LLC, and RBC Capital Markets, as Joint Bookrunners, Lead Arrangers, and Syndication Agents.

99.1	Press release entitled “LogMeIn Completes Merger with Citrix’s GoTo Business,” issued by the Company on February 1, 2017.

*	Exhibits, annexes and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be supplementally provided to the Securities and Exchange Commission upon request.

A list of the exhibits, annexes and schedules to the Employee Matters Agreement follows:

•	Exhibit A: Additional Company-Specific Agreements

A list of the exhibits, annexes and schedules to the Intellectual Property License Agreement follows:

•	Schedule A: Certain Definitions

•	Schedule B: Citrix Licensed IP

•	Schedule C: SpinCo Licensed IP

•	Schedule D: SpinCo Codec

A list of the exhibits, annexes and schedules to the Transition Services Agreement follows:

•	Schedule I: Services To be Provided by Citrix to SpinCo

•	Schedule II: Services To be Provided by SpinCo to Citrix

•	Schedule 2.9: Subcontractors

•	Exhibit A: Citrix Group Members

•	Exhibit B: SpinCo Group Members